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             [WINSTEAD SECHREST & MINICK LETTERHEAD APPEARS HERE]

2400 Bank One Center
910 Travis Street
Houston, Texas 77002-5895                                          (713)650-8400
DALLAS HOUSTON AUSTIN                                          Fax (713)650-2400
MEXICO CITY                                                     www.winstead.com


                                                                  (713) 650-2729

                                 July 1, 1998


Sheridan Energy, Inc.
1000 Louisiana, Suite 800
Houston, Texas 77002

Gentlemen:

     You have requested our opinion as to the legality of the securities of Sheridan Energy, Inc. (the "Company") being registered on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in connection with the Sheridan Energy, Inc. 1997 Flexible Incentive Plan (the "1997 Plan") and the Sheridan Energy, Inc. 1998 Flexible Incentive Plan (the "1998 Plan" and collectively with the 1997 Plan, the "Plans"). You have also requested our opinion as to whether such securities will, when sold, be legally issued, fully paid, and nonassessable. The securities to be registered on the Registration Statement and issued pursuant to the Plans will be up to 450,000 shares under the 1997 Plan and up to 250,000 Shares under the 1998 Plan (the "Shares") of common stock of the Company ("Common Stock"), which may be treasury shares or authorized but unissued shares.

     We have examined copies of the Certificate of Incorporation and Bylaws of the Company and of the resolutions adopted by the Board of Directors and stockholders of the Company in connection with the adoption of the Plans. We have also examined such other corporate records and documents, certificates of corporate officers, and statutes as we have deemed necessary for purposes of this opinion.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies. We have assumed compliance both in the past and in the future with the terms of the Plans by the Company and its employees, officers, and Board of Directors, and any Committees of the Board of Directors, and that all statements in all certificates of officers of the Company submitted are true and correct.
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Sheridan Energy, Inc.
July 1, 1998
Page 2


     Based upon the foregoing and in reliance thereon, we are of the opinion that the Shares when issued or sold pursuant to and in accordance with the terms of the Plans will be validly issued, fully paid and nonassessable shares of Common Stock.

     We know that we are named in the Registration Statement, and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       WINSTEAD SECHREST & MINICK P.C.



                                       By:  /s/ Arthur S. Berner
                                          --------------------------
                                                Arthur S. Berner